UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2011

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 31, 2011, in connection with his scheduled retirement, Richard P. Magurno, resigned from his positions as Senior Vice President and Secretary of AirTran Holdings, Inc. (the “Company”) and its subsidiary AirTran Airways, Inc. (“Airways”). Mr. Magurno’s retirement on this date from these positions with the Company and Airways was prearranged with the Company as more particularly described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2010.

On April 1, 2011, Steven A. Rossum succeeded Mr. Magurno as the Company’s Secretary. Mr. Rossum also continues as the Company’s Executive Vice President and General Counsel and with various senior positions with Airways.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: April 5, 2011	By:	/s/ Arne G. Haak
Arne G. Haak
Senior Vice President-Finance and Chief Financial Officer